Exhibit 5.1

[Cahill Gordon & Reindel LLP Letterhead]

(212) 701-3000

August 12, 2022

Broadridge Financial Solutions, Inc.
5 Dakota Drive
Lake Success, NY 11042

Ladies and Gentlemen:

We have acted as special counsel to Broadridge Financial Solutions, Inc., a Delaware corporation, (the “Company”) in connection with the preparation of (i) the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”), pursuant to which the Company proposes to issue and/or sell from time to time (a) debt securities of the Company (“Debt Securities”), which may be issued in one or more series under an indenture, dated as of May 29, 2007 (the “Base Indenture”), by and between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), (b) shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), (c) shares of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”), (d) depositary receipts (the “Receipts”) representing fractional shares of Preferred Stock, which are called depositary shares (the “Depositary Shares”) and which may be issued pursuant to one or more depositary agreements (each, a “Depositary Agreement”) proposed to be entered into between the Company and one or more bank or trust companies to be named in the applicable Depositary Agreement (each, a “Bank Depositary”), (e) warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein, (f) stock purchase contracts (“Stock Purchase Contracts”) obligating the holders thereof to purchase from the Company, and the Company to sell to such holders, shares of Common Stock or shares of Preferred Stock at a future date or dates, which may be issued pursuant to one or more purchase contract agreements (each, a “Stock Purchase Contract Agreement”) proposed to be entered into by the Company and one or more purchase contract agents to be named therein, (g) stock purchase units of the Company (“Stock Purchase Units”), which may be issued pursuant to one or more agreements (each, a “Stock Purchase Unit Agreement”) proposed to be entered into by the Company and one or more purchase unit agents to be named therein, and (h) such indeterminate number of shares of Common Stock, Preferred Stock or Depositary Shares and indeterminate amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Depositary Shares, Debt Securities, Warrants or settlement of any Stock Purchase Contracts or Stock Purchase Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering (“Indeterminate Securities” and, together with the Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Stock Purchase Contracts and Stock Purchase Units offered pursuant to the Registration Statement, collectively, the “Offered Securities”) and (ii) the form of supplemental indenture, to be dated on or about the date of issuance of Offered Securities thereunder (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Company and the Trustee, which supplements the Base Indenture.

The Offered Securities being registered under the Registration Statement may be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”). This opinion is being delivered in accordance with the requirement of Item 601(b)(5) of Regulation S-K under the Securities Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

In rendering the opinions set forth herein, we have examined originals, photocopies or conformed copies certified to our satisfaction of all such corporate records, agreements, instruments and documents of the Company, certificates of public officials and other certificates and opinions and we have made such other investigations, as we have deemed necessary in connection with the opinions set forth herein. In our examinations, we have assumed (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as photocopies or conformed copies, (ii) that each individual executing any document on behalf of a party (other than the Company) is duly authorized to do so, and (iii) that each of the parties (other than the Company) executing any document has duly and validly executed and delivered each of the documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

As used herein, “Transaction Documents” means the Indenture and the Supplemental Indenture or officer’s certificates establishing the terms of the Debt Securities pursuant thereto, the Depositary Agreements, the Warrant Agreements, the Stock Purchase Contract Agreements, the Stock Purchase Unit Agreements and any applicable underwriting or purchase agreement.

The opinions stated in paragraphs 1 through 7 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Offered Securities referred to therein: (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement; (ii) a prospectus supplement or term sheet will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will comply at all relevant times with all applicable laws; (iii) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) the applicable Transaction Documents shall have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (v) the Board of Directors of the Company, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Offered Securities and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors of the Company or any duly authorized committee thereof; (vi) the terms of the applicable Transaction Documents and the issuance and sale of such Offered Securities have been duly established in conformity with the certificate of incorporation of the Company so as not to violate any applicable law, the certificate of incorporation or the bylaws of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) any Offered Securities being offered or issued will be duly authorized and created.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we advise you that in our opinion:

1.           With respect to any series of Debt Securities offered by the Company, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (i) the general conditions hall have been satisfied, (ii) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), (iii) the issuance, sale and terms of the Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Documents and (iv) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Transaction Documents and have been duly executed and authenticated in accordance with the provisions of the Indenture and any other applicable Transaction Documents and issued and sold or otherwise distributed in accordance with the provision of the applicable Transaction Documents upon payment of the agreed-upon consideration therefor, the Offered Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York, provided that (x) the enforceability thereof may be subject to (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally and (2) general principles of equity and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and (y) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances (the foregoing proviso, the “Enforceability Exceptions”).

2.           With respect to any shares of Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any preferred stock, depositary shares, debt securities or warrants) offered by the Company, including any Indeterminate Securities constituting Common Stock (the “Offered Common Stock”), when (a) the general conditions shall have been satisfied, (b) if the Offered Common Stock is to be certificated, certificates in the form required under the General Corporation Law of the State of Delaware (“DGCL”) representing the shares of Offered Common Stock are duly executed and countersigned and (c) the shares of Offered Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.

3.           With respect to the shares of any series of Preferred Stock (including any preferred stock duly issued upon conversion, exchange or exercise of any preferred stock, depositary shares, debt securities or warrants) offered by the Company, including any Indeterminate Securities constituting Preferred Stock of such series (the “Offered Preferred Stock”), when (a) the general conditions shall have been satisfied, (b) the Board of Directors of the Company, or a duly authorized committee thereof, has duly adopted a Certificate of Designations for the Offered Preferred Stock in accordance with the DGCL (the “Certificate”), (c) the filing of the Certificate with the Secretary of State of the State of Delaware has duly occurred, (d) if the Offered Preferred Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Preferred Stock are duly executed and countersigned and (e) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable.

4.           With respect to any Depositary Shares offered by the Company, including any Indeterminate Securities constituting Depositary Shares (the “Offered Depositary Shares”), when (a) the general conditions shall have been satisfied, (b) the Preferred Stock relating to such Offered Depositary Shares has been duly authorized for issuance by the Company; (c) the Offered Depositary Shares have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Depositary Agreement, and the Offered Depositary Shares have been delivered to the Bank Depositary for deposit in accordance with the applicable Depositary Agreement; and (d) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related shares of Preferred Stock with the Bank Depositary in accordance with the applicable Depositary Agreement, such Depositary Agreement will constitute a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms under the laws of the State of New York, subject to the Enforceability Exceptions.

5.           With respect to any Warrants offered by the Company (the “Offered Warrants”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock and/or Debt Securities for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company and (c) certificates evidencing the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York, subject to the Enforceability Exceptions.

6.           With respect to any Stock Purchase Contracts offered by the Company (the “Offered Stock Purchase Contracts”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock and/or Debt Securities relating to such Offered Stock Purchase Contracts have been duly authorized for issuance by the Company and (c) the Offered Stock Purchase Contracts have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Stock Purchase Contract Agreement, the Offered Stock Purchase Contracts, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York, subject to the Enforceability Exceptions.

7.           With respect to any Stock Purchase Units offered by the Company (the “Offered Stock Purchase Units”), when (a) the general conditions shall have been satisfied, (b) the underlying securities included in such Offered Stock Purchase Units have been duly authorized for issuance by the Company and (c) certificates evidencing the Offered Stock Purchase Units have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Stock Purchase Unit Agreement, the Offered Stock Purchase Units, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York, subject to the Enforceability Exceptions.

In giving our opinions, we are relying, without independent verification as to all matters of fact, upon certificates and written statements of officers of the Company. In rendering the opinions set forth above, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the DGCL and the federal laws of the United States of America. The Offered Securities may be issued from time to time on a delayed or continuous basis, and our opinions are limited to the laws as in effect on the date hereof.

We hereby consent to the reference to our firm in the Registration Statement under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act, as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Cahill Gordon & Reindel LLP
Cahill Gordon & Reindel LLP